Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
LSB Corporation:
We consent to the use of our report dated March 21, 2006, with respect to the consolidated balance sheets of LSB Corporation and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, incorporated herein by reference.
/s/ KPMG LLP
Boston, Massachusetts
June 2, 2006